UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): May 24, 2022

 SANGAMO THERAPEUTICS, INC.
(Exact name of registrant as specified in its charter)

Delaware	000-30171	68-0359556
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer ID Number)
7000 Marina Blvd., Brisbane, California 94005
(Address of principal executive offices) (Zip Code)
(510) 970-6000
(Registrant’s telephone number, including area code)
Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

 Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.01 par value per share	SGMO	Nasdaq Global Select Market
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).
Emerging growth company  ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers
On May 24, 2022, at the annual meeting of stockholders (the “Annual Meeting”) of Sangamo Therapeutics, Inc. (the “Company”), the Company’s stockholders approved the amendment and restatement of the Sangamo Therapeutics, Inc. 2018 Equity Incentive Plan (the “2018 Plan”) to, among other things, increase the number of shares of the Company’s common stock reserved for issuance under the 2018 Plan by 7,900,000 shares and increase the maximum number of shares of the Company’s common stock that may be issued pursuant to the exercise of incentive stock options under the 2018 Plan by 15,800,000 shares (the “Amended 2018 Plan”).
The Amended 2018 Plan previously had been approved, subject to stockholder approval, by the Compensation Committee of the Board of Directors of the Company (the “Board”). The Amended 2018 Plan became effective immediately upon stockholder approval at the Annual Meeting.
The terms of the Amended 2018 Plan provide for the grant of incentive stock options, nonstatutory stock options, stock appreciation rights, restricted stock awards, restricted stock unit awards, other stock awards, and performance stock awards that may be settled in cash, stock, or other property.
More detailed summaries of the material features of the Amended 2018 Plan, including the terms of stock option and restricted stock unit grants thereunder, are set forth in the Company’s definitive proxy statement for the Annual Meeting filed with the Securities and Exchange Commission on April 1, 2022 (the “Proxy Statement”). Those summaries and the foregoing descriptions are qualified in their entirety by reference to the full text of the Amended 2018 Plan, which is filed as Exhibit 10.1 hereto and is incorporated herein by reference.
Item 5.07 Submission of Matters to a Vote of Security Holders.
At the Annual Meeting, the following proposals were approved by the stockholders: (i) the election of the seven nominees for director listed in the Proxy Statement to serve on the Board until the next annual meeting of stockholders to be held in 2023 or until their successors are duly elected and qualified; (ii) the approval, on an advisory basis, of the compensation of the Company’s named executive officers as disclosed in the Proxy Statement; (iii) the approval of the Amended 2018 Plan; and (iv) the ratification of the appointment by the Audit Committee of the Board of Ernst & Young LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2022, each by the votes set forth below:
Proposal 1: Election of Directors:
Each of the nominees for director listed in the Proxy Statement was elected by the votes set forth below:

Name of Director	For	Against	Abstain	Broker Non-Votes
Robert F. Carey	93,408,656	2,363,625	452,905	21,138,589
Kenneth J. Hillan, M.B.	93,916,429	1,852,739	456,018	21,138,589
Alexander D. Macrae, M.B., Ch.B., Ph.D.	93,955,272	1,892,989	376,925	21,138,589
John H. Markels, Ph.D.	93,540,378	2,260,857	423,951	21,138,589
James R. Meyers	93,569,085	2,204,904	451,197	21,138,589
H. Stewart Parker	92,973,532	2,802,850	448,804	21,138,589
Karen L. Smith, M.D., Ph.D., M.B.A., L.L.M.	94,049,747	1,731,031	444,408	21,138,589
Proposal 2: Approval, on an advisory basis, of the compensation of the named executive officers as disclosed in the Proxy Statement:

For	Against	Abstain	Broker Non-Votes
87,607,720	8,205,843	411,623	21,138,589
Proposal 3: Approval of the Amended 2018 Plan:

For	Against	Abstain	Broker Non-Votes
86,302,653	9,555,324	367,209	21,138,589

Proposal 4: Ratification of Appointment of Independent Registered Public Accounting Firm:

For	Against	Abstain	Broker Non-Votes
115,074,032	1,448,431	841,312	—
Item 9.01 Financial Statements and Exhibits.
(d) Exhibits.

Exhibit No.	Description

10.1	Amended and Restated 2018 Equity Incentive Plan of Sangamo Therapeutics, Inc.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SANGAMO THERAPEUTICS, INC.

Dated: May 25, 2022	By:	/s/ Scott B. Willoughby
	Name:	Scott B. Willoughby
	Title:	Senior Vice President, General Counsel and Corporate Secretary